                                                                    EXHIBIT 10.2

                   EMPLOYMENT AND NON-COMPETITION AGREEMENT
                   ----------------------------------------


     THIS EMPLOYMENT AND NON-COMPETITION AGREEMENT (the "Agreement") is entered into as of June 20, 1996, by and between Martin Fox, an Arizona resident ("Employee"), and Everest Healthcare Services Corporation, a Delaware corporation (the "Company").

     WHEREAS, the Company, HDA Acquisition Inc., an Arizona corporation, Home Dialysis of America, Inc., an Arizona corporation ("HDA"), and Employee, Thomas Creel, an Illinois resident, Paul Zabetakis, a Connecticut resident, and Anthony Unruh, a Texas resident (collectively, the "Shareholders"), have entered into that certain Agreement and Plan of Merger, dated as of June 20, 1996 (the "Merger Agreement"), pursuant to which, among other things, in exchange for delivery of the Merger Consideration (this and each other term used but not defined herein shall have the meaning assigned thereto in the Merger Agreement) by the Company, the Contemplated Transactions shall be consummated in accordance with the terms of the Merger Agreement;

     WHEREAS, Employee is the owner of a significant portion of the capital stock of HDA;

     WHEREAS, Employee expects to derive substantial economic benefit from the consummation of the Contemplated Transactions;

     WHEREAS, Employee has agreed to execute and deliver this Agreement to induce the Company to execute, deliver and perform its obligations under the Merger Agreement, and it is a condition to the effectiveness of the Merger Agreement that Employee executes and delivers this Agreement; and

     WHEREAS, the Company has agreed to execute and deliver this Agreement to induce Employee to execute, deliver and perform its obligations under the Merger Agreement, and it is a condition to the effectiveness of the Merger Agreement that Company executes and delivers this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Employee hereby agree as follows:

1.   Employment.
     ----------

     1.1  Engagement of Employee.  The Company agrees to employ Employee as
          ----------------------
Executive Vice President and General Manager, Managed Care Business of the Company, and Employee accepts such employment by the Company, during the period beginning June 20, 1996 (the "Effective Date"), and ending on the final Expiration Date (as defined below), unless sooner terminated pursuant to Section 3 hereof (the "Employment Period"). "Expiration Date" shall mean the third anniversary of the Effective Date; provided, however, that (i) in
                                                  --------  -------
the event the Company on a consolidated basis achieves revenue equal to the Target Sales Goals on or before the second anniversary of the Effective Date, the Expiration Date shall mean the fifth anniversary of the Effective Date unless extended in accordance with the terms hereof, and (ii) the Company shall have the right, but not the obligation, to offer to extend the Expiration Date, from time to time (as extended from time to time, each of the applicable Expiration Dates hereunder are hereinafter referred to as an "Applicable Expiration Date"; the Expiration Date on which the Employment Agreement finally expires in accordance with this Section 1.1 is hereinafter referred to as the "Final Expiration Date"), for a two-year period by offering to the Employee, no earlier than 12 months and no later than six months prior to the Applicable Expiration Date, a two-year extension of the Applicable Expiration Date (the "Extension") at the Base Salary (as defined in Section 2.1) increased by no less than the Applicable Increase Rate (as defined below), and Employee shall have the right, but not the obligation, to accept such offer in writing no later than three months prior to such Applicable Expiration Date (without giving effect to such proposed Extension) and, if Employee accepts such offer, such Applicable Expiration Date shall be extended for such two-year period beyond the then current Applicable Expiration Date, and the Base Salary (as defined below) then in effect shall be increased by the Applicable Increase Rate during such period. "Applicable Increase Rate" shall mean no less than (a) 0% for any Extension of the Applicable Expiration Date, if any, occurring on the third anniversary of the Effective Date, (b) 10% for any Extension of the Applicable Expiration Date, if any, occurring on the fifth anniversary of the Effective Date, and (c) 6% for any Extension of the Applicable Expiration Date, if any, occurring on the seventh or any later anniversary of the Effective Date.

     1.2  Duties and Powers.  During the Employment Period, Employee will have
          -----------------
such responsibilities, duties and authorities, including duties related to managed care contracting on a nationwide basis for the Company, and will render such services of an executive and administrative character to the Company, its subsidiaries and its affiliates, as the chief executive officer of the Company (the "CEO") or Board of Directors of the Company (the "Board") may from time to time direct. Employee will devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company, and shall perform the duties and carry out the responsibilities assigned to him, to the best of his ability, in a diligent, businesslike and efficient manner, and in a manner which does not violate any fiduciary duties Employee owes the Company under common or statutory law, for the purpose of advancing the Company. Employee acknowledges that his duties and responsibilities will require his full-time business efforts and agrees that during the Employment Period he will not engage in any other business activity or have any business pursuits or interests except insignificant activities or interests which do not conflict or compete with the business of the Company and its subsidiaries or interfere with the performance of Employee's duties hereunder.

     1.3  Location and Travel.  It is understood and agreed that Employee shall
          -------------------
perform his services hereunder principally from offices maintained by the Company or its affiliates in Tucson, Arizona. Company agrees to maintain such offices during the Employment Period as they are presently maintained. The Company acknowledges that Employee requires limited travel resulting in overnight stays outside of Tucson, Arizona. Company will give due consideration to such desire.

2.   Compensation.
     ------------

     2.1  Base Salary.  During the Employment Period, the Company will pay
          -----------
Employee a base salary at the rate of $205,000 per annum plus any Applicable Increase Rate (the base salary in effect from time to time, as increased by any Applicable Increase Rate, is hereinafter referred to as the "Base Salary"), payable in regular installments in accordance with the Company's general payroll practices for salaried officers.

     2.2  General Bonus Plans.  Employee shall participate in the general bonus
          -------------------
plans of the Company, on a similar basis as other similarly situated executive officers of the Company, as the Board shall adopt from time to time to the extent Employee is eligible to participate therein in accordance with the terms of such plans. In addition to such bonus plans, the Employee shall participate in a special bonus plan whereby Employee and the other Shareholders shall be entitled to receive up to an additional two percent (2%) of the Company's common stock based on an incentive program to be mutually agreed upon by the Shareholders and the Company.

     2.3  Benefits.  In addition to the Base Salary payable to Employee
          --------
hereunder, Employee will be entitled to the following benefits during the Employment Period, including those set forth on Exhibit A, which benefits are provided to officers of the Company generally as of the date hereof and shall only be modified to the extent required to provide Comparable Benefits (as defined below):

          (a) Participation in any plan, arrangement or policy of the Company relating to profit sharing, pensions, life insurance, disability, health care coverage or education, that the Company has adopted for the benefit of its officers generally, as such benefits may be changed by the Company from time to time during the term of this Agreement;

          (b) paid vacation each year with salary, consistent with Company policy for all salaried officers; and

          (c) reimbursement for reasonable out-of-pocket business expenses incurred by Employee in the ordinary course of his duties, subject to the Company's policies in effect from time to time with respect to travel, entertainment and other expenses, including, without limitation, requirements with respect to reporting and documentation of such expenses.

3.   Termination.
     -----------

     3.1  Termination By Employee or the Company.  The Employment Period (i)
          --------------------------------------
shall automatically terminate immediately upon Employee's resignation or death, or (ii) may be terminated by the Company upon written notice delivered to Employee for or without Cause (as defined below) or by reason of Employee's Permanent Disability (as defined below). "Cause" as used herein means the occurrence of any of the following events:

          (a) a material breach by Employee of the terms and conditions of this Agreement, which breach, provided it is of a nature which is capable of being cured, is not cured within 30 days after Employee receives written notification from the Company specifying the nature of such breach; or

          (b) the determination by the Board in the exercise of its reasonable judgment that Employee has (i) committed an act or acts constituting a felony or other act involving dishonesty, a breach of his fiduciary duties owed to the Company under common or statutory law or fraud with respect to the Company or an Affiliated Entity (as defined below) or (ii) willfully taken or willfully failed to take any action the consequence of which action or omission is materially damaging to the business, assets or financial condition of the Company or an Affiliated Entity, unless such action or failure was taken or omitted in good faith and with the Employee's reasonable belief that such action or failure was in the Company's best interest.

     "Permanent Disability" shall mean, with respect to the Employee (i) the suffering of any mental or physical illness, disability or incapacity to the extent that the Employee shall be unable to perform his duties for a period of three months during any six-month period, or (ii) the absence of the Employee from his employment by reason of any mental or physical illness, disability or incapacity for a period of three months during any six-month period; provided, however, in either case, that such illness, disability or incapacity shall be determined to be of a permanent nature by a licensed physician selected by the Board and reasonably acceptable to the Employee. The Employment Period shall end in the case of clause (i) and (ii) on the last day of such three-month period. "Affiliated Entity" shall mean any entity that is controlled by (including an entity managed by) or is under common control with the Company.

     3.2  Compensation After Termination or Expiration.
          --------------------------------------------

          (a) If the Employment Period is terminated (i) by the Company for Cause, (ii) due to Employee's death, or (iii) due to Employee's resignation other than for Good Reason (as defined below), then the Company shall have no further obligations hereunder or otherwise with respect to Employee's employment from and after the termination date except payment of Employee's Base Salary accrued through the date of such termination. "Good Reason" shall mean (x) a material breach by the Company of the terms and conditions of this Agreement, which breach, provided it is of a nature which is capable of being cured, is not cured within 30 days (10 days if such breach results from the nonpayment of compensation the payment of which is required hereunder) after the Company receives written notification from Employee specifying the nature of such breach; (y) a significant demotion or material diminution in Employee's duties and responsibilities, provided that Employee voluntarily terminates his employment with Company within 120 days after such event occurs; or (z) a Change of Control (as defined below), provided that Employee voluntarily terminates his employment with Company within 180 days after a Change of Control (as defined below) occurs. Good Reason shall not be deemed to exist for purposes hereof if (1) in the case of any event described in clause (y), the Company provides notice to Employee of any change in his duties or his responsibilities and Employees fails to provide written notice to the Company within 15 days of being notified of such change that he objects to such change and that such change constitutes a significant demotion or material diminution in Employee's duties and responsibilities hereunder, (2) in the case of any event described in clause (x) or (y), if Cause then existed for the termination of Employee's employment hereunder as a result of an act or omission described in Section 3.1(b) and the Company notifies Employee thereof during the shorter of (i) two years from the date of such termination, and
     (ii) any period during which Employee is entitled to severance pay under this Section 3.2, or (3) in the case of any event described in clause (x) or (y), if Cause then existed for the termination of Employee's employment hereunder as a result of the occurrence of any event described in Section 3.1(a) and the Company notifies Employee thereof within 60 days of receiving notice from Employee that Employee is resigning for Good Reason, if any such notice is given, or of such Employee's resignation for Good Reason, if any such notice is not given. Change of Control shall mean any Person other than a shareholder of the Company on the date hereof acquiring in excess of forty percent (40%) of the assets or issued and outstanding voting stock of the Company other than as a result of, or after the occurrence of, a sale, in an underwritten public offering registered under the Securities Act of 1933, as amended, of shares of the Company's common stock in which the price per share paid by the public for such securities will be at least $10, reflecting a post-offering market capitalization for the Company of at least $150 million.

          (b) If the Employment Period is terminated (i) by the Company without Cause, (ii) due to Employee's Permanent Disability, or (iii) due to Employee's resignation for Good Reason, then Employee (or his designated beneficiary) shall be entitled to receive as severance pay (A) the Base Salary for the greater of one year from the date of such termination or the remainder of the Employment Period without giving effect to such termination, in regular installments in accordance with the Company's regular payroll practices for salaried officers, and (B) in the event the Employment Period is terminated in any fiscal year of the Company after the sixth month of such fiscal year, an amount equal to any bonus which would otherwise be payable to Employee in accordance with Section 2.2, prorated to account for the part of such fiscal year during which the Employment Period had not been terminated in accordance with the general plans of such bonus arrangement; provided, however, notwithstanding any provision hereof,
                        --------  -------
     in the event the Employment Period is terminated prior to the second anniversary of the

     Effective Date by the Company without Cause or by the Employee for Good Reason, then Employee (or his designated beneficiary) shall be entitled to receive as severance pay the Base Salary until the fifth anniversary of the Effective Date, in regular installments in accordance with the Company's regular payroll practices for salaried officers, as well as the amount, if any, payable under clause (B) above.

          (c) If the Employment Period expires upon the occurrence of the Final Expiration Date and the Company has offered to the Employee an Extension of the Final Expiration Date in accordance with the terms hereof and such extension has not been accepted in writing in accordance with clause (ii) of the proviso in Section 1.1 by Employee, then the Company shall have no further obligations hereunder or otherwise with respect to Employee's employment from and after the Final Expiration Date, except the payment of
     (1) Employee's Base Salary accrued through the Final Expiration Date in regular installments in accordance with the Company's regular payroll practices for salaried officers, and (2) any bonus which would otherwise be payable to Employee in accordance with Section 2.2 through such date.

          (d) If the Employment Period expires upon the occurrence of the Final Expiration Date and the Company has not offered to the Employee an extension of the Final Expiration Date, then the Company shall have no further obligations hereunder or otherwise with respect to Employee's employment from and after the Final Expiration Date except (1) payment of Employee's Base Salary accrued through the Final Expiration Date in regular installments in accordance with the Company's regular payroll practices for salaried officers, (2) payment of Employee's Base Salary during the period commencing on the Final Expiration Date and ending on the first anniversary of the Final Expiration Date each in regular installments in accordance with the Company's regular payroll practices for salaried officers, and (3) any bonus which would otherwise be payable to Employee in accordance with
     Section 2.2 through the Final Expiration Date.

          (e) The Employee hereby agrees that the Company may dismiss him for Cause or without Cause without any liability except for the payments required to be made by this Section 3.2 and except as otherwise set forth in Section 3.3(d), and without regard to any general or specific policies (whether written or oral) of the Company relating to the employment or termination of its employees. The Company and the Employee acknowledge that it would be impractical or extremely difficult to fix the Employee's actual damages in the case of any such termination. Therefore, the Company and Employee agree that the payments to be paid as provided for in this
     Section 3.2 and Section 3.3(d) shall constitute liquidated damages; provided, however, that the Employee shall be under no duty, however, to mitigate such liquidated damages. In return for tendering payment of such liquidated damages, regardless of whether after tender of such payment Employee accepts it, Employee for itself and his heirs, executors, administrators and assigns ("Releasors") does hereby remise, release, and forever discharge as to the Company and any of its affiliated entities and their respective agents, officers, directors and employees, heirs, successors, assigns, all manners of action, cause and causes of action, suits, debts, dues, accounts, liabilities, covenants, contracts, agreements, claims, obligations, damages, injuries and demands whatsoever of any kind and nature, whether foreseen or unforeseen, contingent or actual, liquidated or unliquidated, in law or in equity, which any Releasor has or may have against any of the aforementioned parties except for claims for breaches by the Company of express provisions of Section 3.2 or 3.3(d) of this Agreement, the Merger Agreement or the Shareholders Agreement. The Employee hereby covenants not to sue any such Person relating to any such action, cause of action, suits, debts, dues, accounts, liabilities, covenants, contracts, agreements, claims, obligations, damages, injuries or demands.

          (f) Notwithstanding any provision hereof other than Section 3.3(d), after termination or expiration of the Employment Period (i) the Company shall continue to have all of its rights hereunder (including, without limitation, all rights under Section 4 hereof at law or in equity), and
     (ii) Employee shall continue to have all of his rights under Sections 3.2 and 3.3 hereof.

     3.3  Obligations On Termination.
          --------------------------

          (a) Upon the expiration or termination of the Employment Period for any reason, Employee shall be deemed to have resigned from all offices, directorships, trusteeships, or other positions he may then hold with the Company or an Affiliate Entity; provided, however, Employee shall remain a
                                     --------  -------
     director of the Company as an HDA Director (as defined in the Shareholders Agreement) in accordance with the Shareholders Agreement if the Shareholders' Agent shall notify the Company in writing immediately that this Section 3.3(a) shall not be given effect to such extent in connection with any such expiration or termination. Such resignation shall be deemed effective immediately thereupon, without the requirement that a written resignation be delivered.

          (b) Employee agrees that following the expiration or termination of the Employment Period for any reason, he will provide any services which the Company may reasonably require to discharge its continuing obligations to its clients with respect to services performed by Employee for a period not to exceed 60 days (and so long as such services do not interfere with any new position or employment of Employee), and in such events Employee will be entitled to compensation on a per diem basis at his then customary rate for such services in addition to all other payments due the Employee by the Company in accordance with the terms hereof. Such rate shall be negotiated between the parties in good faith.

          (c) The Employee hereby acknowledges and agrees that all personal property and equipment furnished to or prepared by the Employee in the course of or incident to his employment belong to the Company and shall be promptly returned to the Company upon termination of the Employment Period. "Personal property" includes, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof, and all other proprietary information relating to the business of the Company; provided, however, that nothing shall preclude the Employee from retaining or removing (i) his personal rolodex and calendars; or (ii) information not containing Confidential Information (as hereinafter defined in Section 4.5) or a trade secret obtained while in the employ of HDA or the Company. The Employee cannot retain or remove personal property that is or contains Confidential Information or a trade secret obtained while in the employ of HDA or the Company. Prior to retaining or removing any personal property other than his personal rolodex and calendars, the Employee will inform the Company of what personal property he intends to retain or remove. If a dispute arises between the Company and the Employee regarding the right of Employee to remove any such personal property, the parties shall arbitrate such dispute in a manner mutually agreeable to them. Following termination, the Employee will not retain any written or other tangible material containing any Confidential Information or trade secrets, except as described above.

          (d) In the event the Employment Period expires or is terminated (other than due to the resignation or termination by Employee for the failure of the Company to (i) pay his Base Salary in accordance with Section 2.1 or bonus in accordance with Section 2.2, or (ii) pay or make available Comparable Benefits (as such term is defined below) (the failures included in clauses (i) and (ii) are hereinafter collectively referred to as the "Termination Events")), the Company's sole liability to Employee shall be limited to, and Employee shall only be entitled to sue the Company for, the compensation due to him in accordance with Section 3.2. In the event the Employment Period is terminated due to the resignation by Employee for the occurrence of any Termination Event, Employee shall have the right to exercise any rights he has in law or equity, including the right to sue for damages and to render this Agreement of no further force or effect. "Comparable Benefits" means, for purposes of this Agreement, all employee benefits including, but not limited to, vacation, disability, death benefits, healthcare, pension and 401K plans, those benefits provided in
     Section 2.3, and other fringe benefits provided to other similarly situated Company executives ("Company Benefits") with respect to both the financial effect of such benefits to Employee and the terms and provisions of such benefits (which benefits must be within a range of no less than 90% of the Company Benefits).

4.   Covenant Not to Compete.
     -----------------------

     4.1  Employee's Knowledge.  Employee acknowledges and agrees that he has
          --------------------
occupied a position of trust and confidence with HDA and will occupy a position of trust and confidence with the Company and in the course of his past employment by HDA and his engagement hereunder with the Company, has and will become familiar with HDA's and the Company's trade secrets and other proprietary and confidential information concerning the Company and HDA. Employee acknowledges and agrees that his services are of a special, unique and extraordinary value to the Company and that the Company would be irreparably damaged if Employee were to provide similar services to any person or entity in violation of the provisions of this Agreement. Employee further acknowledges that the Company's relationships with its clients and other business partners are among its most valuable assets which in many cases have been created over a long period of time and, if lost, could not be replaced.

     4.2  Non-Compete.  As consideration for the Company entering into this
          -----------
Agreement and the Merger Agreement, and in recognition of the Company's proprietary interest in its business, Employee agrees that he shall not, during the Restricted Period (as defined below), directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or adviser to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist, any person that engages in or owns, invests in, operates, manages or controls any venture or enterprise engaging or proposing to engage in the Business (as defined below) anywhere in the Territory (as defined below). "Business" shall mean the performance of activities related to:

          (i) providing dialysis treatments or services utilized in connection with any dialysis treatments;

         (ii) the purchase, sale, establishment, management or operation of dialysis facilities;

        (iii) practice management; or

         (iv) extracorporeal blood handling.

"Restricted Period" shall mean the period commencing on the Effective Date hereof and ending on:

          (i) the later of (i) the seventh anniversary of the Effective Date, and (ii) the second anniversary of the Final Expiration Date, if the Employment Period is terminated by the Company for Cause;

         (ii) the second anniversary of the date ending the period for which Employee receives payments in accordance with Section 3.2(b), if the Employment Period is terminated (A) by the Company without Cause, (B) by the resignation of the Employee for Good Reason, or
              (C) due to the Employee's Permanent Disability;

        (iii) the second anniversary of the date ending the period for which Employee receives payments in accordance with Section 3.2(c), if the Employment Period expires after an Extension has been offered to Employee in accordance with clause (ii) of the proviso of
              Section 1.1 and not accepted by Employee in accordance with such clause;

         (iv) the first anniversary of the date ending the period for which Employee receives payments in accordance with Section 3.2(d), if the Employment Period expires after an Extension has not been offered to Employee in accordance with Section 1.1; and

          (v) the second anniversary of the date the Employee resigns for other than Good Reason, but such period shall not be less than five years from the Effective Date.

The Restricted Period shall be automatically extended for a period equal to any period that Employee is in breach of the restrictive covenants set forth in this
Section 4 (the "Restrictive Covenants"). "Territory" shall mean the area included within a 20 mile radius of any Medicare certified outpatient renal dialysis facility or any other facility providing any services or engaging in any activities of the Business and either (x) owned, operated or managed by the Company or any Affiliated Entity on the Final Expiration Date or the date on which the Employment Period is otherwise terminated or at any time during the 18 months preceding such date, or (y) for which the Company or any Affiliated Entity during the nine months preceding the Final Expiration Date or the date on which the Employment Period is otherwise terminated, was actively engaged in efforts to establish, acquire, manage or operate (each such facility is hereinafter referred to as a "Facility"); provided, however, that for purposes
                                          --------  -------
hereof, following termination of Employee's employment with the Company, Employee shall have the right to engage in any of the activities listed in clause (i) through (iv) of the definition of Business in any Territory in which the Company or any Affiliated Entity is not then engaging in or, in the nine months preceding the Final Expiration Date or the date on which the Employment Period is otherwise terminated, was not actively engaged in efforts to engage in, such activity in a Facility located in such Territory. With respect to the Territory, Employee specifically acknowledges that the Company plans to conduct the Business throughout the United States and to undertake to expand the Business throughout the United States.

     4.3  Non-Solicitation.  Without limiting the generality of the provisions
          ----------------
of Section 4.2 hereof, Employee hereby agrees that, during the Restricted Period, he will not, directly or indirectly, solicit, or participate as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity, in any business which solicits business from any person, firm, corporation or other entity which was a client or other business partner of the Company during the term of this Agreement or any referring physician or any owner of facilities operated by the Company or its Affiliated Entities and, in each instance, who or which is located in the Territory, or from any successor in interest to any such person, firm, corporation or other entity who or which is located in the Territory, for the purpose of securing business relationships or contracts related to the Business; provided, however, that nothing contained herein shall be construed to prohibit or restrict Employee from soliciting business from any such parties on behalf of the Company in performance of his duties as an employee of the Company required under and as specifically contemplated by Section 1 above.

     4.4  Interference with Relationships.  During the Restricted Period,
          -------------------------------
Employee shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity: (i) except on behalf of the Company, employ or engage, recruit or solicit for employment or engagement, any person who is or becomes employed or engaged by the Company or its Affiliated Entities during the Restricted Period or during the eighteen month period preceding the Restricted Period, or otherwise seek to influence or alter any such person's relationship with the Company or its Affiliated Entities, or (ii) solicit or encourage any client or other business partner of the Company or its Affiliated Entities or any referring physician or any owner of facilities operated or managed by the Company or its Affiliated Entities to terminate or otherwise alter his, her or its relationship with the Company or its Affiliated Entities.

     4.5  Confidential Information.  The Employee agrees that during the
          ------------------------
Employment Period or at all times thereafter, he shall not disclose to any person not employed by the Company and not engaged to render services to the Company or otherwise use any Confidential Information obtained while in the employ of the Company, except on behalf of the Company in accordance with its policies or as such disclosure may be required by law or a court order. As used in this Agreement, "Confidential Information" shall mean any information relating to the business or affairs of the Company, Peak, its Affiliated Entities, or their clients or other business partners, including but not limited to information relating to financial statements, client or other business partner identities, potential clients, employees, information, analyses, or other proprietary information used by the Company, Peak, or its Affiliated Entities in connection with their businesses; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Employee or is approved for disclosure by the Company. Employee acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company and its Affiliated Entities.

     4.6  Blue-Pencil.  If any court of competent jurisdiction shall at any time
          -----------
deem the term of this Agreement or any particular Restrictive Covenant too lengthy or the Territory too extensive, the other provisions of this Section 4 shall nevertheless stand, the Restricted Period herein shall be deemed to be the longest period permissible by law under the circumstances and the Territory herein shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the time period and/or Territory to permissible duration or size.

     4.7  Remedies.
          --------

          (a) Employee agrees that the recitals to this Agreement are true and are part of this Agreement. Further, Employee has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Agreement, and Employee hereby acknowledges and agrees that such restrictions, rights and remedies are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to the Company, do not stifle the inherent skill and experience of Employee, would not operate as a bar to Employee's sole means of support, are fully required to protect the legitimate interests of the Company following the consummation of the Contemplated Transactions and do not confer a benefit upon the Company disproportionate to the detriment to Employee.

          (b) Employee acknowledges and agrees that the Restrictive Covenants are reasonable and necessary for the protection of the Company's business interests, that irreparable injury will result to the Company if Employee breaches any of the terms of said Restrictive Covenants, and that in the event of Employee's actual or threatened breach of any such Restrictive Covenants, the Company will have no adequate remedy at law. Employee accordingly agrees that in the event of any actual or threatened breach by him of any of the Restrictive Covenants, the Company shall be entitled, upon three days' notice to Employee, to immediate temporary injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages, subject to a hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

5.   Miscellaneous.
     -------------

     5.1  Notices, Consents, etc.  Any notices, consents or other communication
          -----------------------
required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally,
(b) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, (c) delivered by a recognized overnight courier service, or (d) sent by facsimile transmission (along with a copy sent by first-class mail) to the parties at the addresses as set forth below or at such other addresses as may be furnished in writing.

          If to Company:      Everest Healthcare Services Corporation
                              101 North Scoville
                              Oak Park, Illinois  60302
                              Attention:  Craig W. Moore
                              Fax: 708/386-1711

          With copies to:     Katten Muchin & Zavis
                              525 West Monroe Street, Suite 1600
                              Chicago, Illinois  60661-3693
                              Attention:  Matthew S. Brown, Esq.
                              Fax: 312/902-1061

          If to Employee:     Martin Fox
                              3434 N. Wide Loop Drive
                              Tucson, Arizona  85749
          with a copy to:     Ross & Hardies
                              150 N. Michigan Avenue
                              Chicago, IL 60601
                              Attention:  James B. Riley
                              Fax No.:  312/750-8600


Date of service of such notice shall be (w) the date such notice is personally delivered, (x) three (3) days after the date of mailing if sent by certified or registered mail, (y) one (1) day after date of delivery to the overnight courier if sent by overnight courier or (z) the next succeeding business day after transmission by facsimile.

     5.2  Severability.  The unenforceability or invalidity of any provision of
          ------------
this Agreement shall not affect the enforceability or validity of any other provision.

     5.3  Entire Agreement.  This Agreement and those documents expressly
          ----------------
referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior (or contemporaneous) understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

     5.4  Counterparts.  This Agreement may be executed on separate
          ------------
counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     5.5  Assignment.  This Agreement will be binding upon and inure to the
          ----------
benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any party without the prior written consent of the other parties. Notwithstanding anything to the contrary contained herein, Employee may not assign any of his rights or delegate any of his responsibilities, liabilities or obligations under this Agreement, without the written consent of the Company.

     5.6  No Strict Construction.  The language used in this Agreement will be
          ----------------------
deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

     5.7  Amendment and Waiver.  Any provision of this Agreement may be amended,
          --------------------
or any provision of this Agreement may be waived, provided that any such amendment or waiver will be binding on Employee or the Company, only if such amendment or waiver is set forth in a writing executed by Employee or the Company, respectively. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.

     5.8  Construction.  This Agreement shall be construed and enforced in
          ------------
accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of Illinois, without giving effect to provisions thereof regarding conflict of laws.

     5.9  Consent to Jurisdiction and Service of Process.  The Company and
          ----------------------------------------------
Employee hereby consent to the jurisdiction of any state or federal court located within the County of Cook, State of Illinois and irrevocably agree that subject to the Company's election, all actions or proceedings arising out of or relating to this Agreement shall be litigated in such courts. Employee accepts for himself and in connection with his properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Service of all process in any such proceeding in any such court shall be mailed by registered mail to Employee, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. Employee hereby agrees that service upon him by certified mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Company to bring proceedings against Employee in the courts of any other jurisdiction.

     5.10 Employee Acknowledgment.  The Employee acknowledges (a) that he has
          -----------------------
consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

     5.11 Indemnification and Insurance.
          -----------------------------

          (a) The Company, to the fullest extent allowed by law, shall indemnify and hold Employee harmless from any and all expenses (including reasonable attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Employee in connection with any action, suit or proceeding in which Employee is a defendant and relating to Employee's employment or performance of his duties hereunder (but not claims brought by the Company for any breach of this Agreement by Employee) if the Employee acted in good faith, in accordance with this Agreement and in a manner the Employee reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any such action or proceeding of a criminal nature, had no reasonable cause to believe Employee's conduct was unlawful.

          (b) Promptly after receipt by the Employee under Section 5.11(a) of notice of a claim against it ("Claim"), Employee shall, if a claim is to be made against the Company under this Section, give notice to the Company of such Claim, but the failure to notify the Company will not relieve the Company of any liability that it may have to Employee, except to the extent that the Company demonstrates that the defense of such action is prejudiced by Employee's failure to give such notice.

          (c) If any Claim referred to in Section 5.11(b) is made against Employee and it gives notice to the Company of such Claim, the Company will be entitled to participate in the defense of such Claim and, to the extent that it wishes (unless (i) the Company is also a party to such Claim and Employee determines in good faith that joint representation would be inappropriate, or (ii) the Company fails to provide reasonable assurance to Employee of its financial capacity to defend such Claim and provide indemnification with respect to such Claim), to assume the defense of such Claim with counsel satisfactory to Employee and, after notice from the Company to Employee of its election to assume the defense of such Claim, the Company will not, as long as it diligently conducts such defense, be liable to Employee under such Section for any fees of other counsel or any other expenses with respect to the defense of such Claim in each case subsequently incurred by the Employee in connection with the defense of such Claim, other than reasonable costs of investigation. If the Company assumes the defense of a Claim (a) it will be conclusively established for purposes of this Agreement that the claims made in that claim are within the scope of and subject to indemnification; (b) no compromise or settlement of such claims may be effected by the Company without the Employee's consent unless (i) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other Claims that may be made against the Employee, and (ii) the sole relief provided is monetary damages that are paid in full by the Company; and (c) the Employee will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to the Company of a Claim and the Company does not, within ten (10) days after the Employee's notice is given, give notice to the Employee of its election to assume the defense of such Claim, the Company will be bound by any determination with respect to said Claim or any compromise or settlement effected by the Employee.

          (d) The Company shall maintain insurance which would cover Employee in connection with any liability asserted against Employee for performance of his duties hereunder or as a result of being an employee of the Company, whether the Company would be permitted to indemnify the Employee against such liability under applicable law to the same extent it maintains such insurance for other officers of the Company.

     5.12 Right to Acquire Insurance.  If the Employment Period terminates for
          --------------------------
any reasons other than the death of the Employee, Employee may, at his option, acquire any insurance policies on his life owned by Company within 60 days of such termination. Such policies shall be transferred or assigned to Employee upon his payment to Company of the cash surrender value of such insurance policy.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                              THE COMPANY:
                              -----------

                              EVEREST HEALTHCARE SERVICES
                               CORPORATION


                              By:  /s/ CRAIG W. MOORE
                                 -----------------------------
                                       Craig W. Moore


                              EMPLOYEE:
                              --------


                                   /s/ MARTIN FOX
                              --------------------------------
                                       Martin Fox

                                   EXHIBIT A
                                   ---------


Defined Benefit Pension                  Approximate Contribution: $15,000

401K Plan Match for each Dollar
 Contributed by Employee

Life Insurance Policy of up to $300,000  (Beneficiary Named by Employee)

Health Insurance - Family

Vacation Paid                            No less than 1 month

Holidays Paid                            5 days

Sick Paid                                As needed

Short Term Disability                    Salary paid until long term
                                         disability benefits commence

Long Term Disability                     60% of salary to maximum of $25,000
                                         per month